UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 7, 2006
Rent-A-Center, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25370	45-0491516
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
5700 Tennyson Parkway
Suite 100
Plano, Texas 75024
(Address of principal executive offices, including zip code)
(972) 801-1100
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Agreement and Plan of Merger
Form of Voting Agreement
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
On August 7, 2006, Rent-A-Center, Inc., a Delaware corporation (“Rent-A-Center”), entered into an Agreement and Plan of Merger (“Merger Agreement”) with Vision Acquisition Corp., a Pennsylvania corporation and indirect wholly-owned subsidiary of RAC (“Merger Sub”) and Rent-Way, Inc., a Pennsylvania corporation (“Rent-Way”). The Merger Agreement provides for the merger of Merger Sub with and into Rent-Way (the “Merger”), with Rent-Way surviving the Merger as an indirect wholly-owned subsidiary of Rent-A-Center.
Rent-A-Center has agreed to acquire all of the outstanding common stock of Rent-Way for $10.65 in cash per share. The Merger Agreement also provides that each holder of Rent-Way options will receive an amount equal to the difference between $10.65 and the exercise price. The transaction is valued at approximately $567 million, which includes the acquisition of all outstanding common stock and options discussed above, net debt and other liabilities of Rent-Way as well as the redemption of all outstanding convertible preferred stock.
The transaction has been approved by each company’s boards of directors, and is subject to regulatory approvals and closing conditions customary in transactions of this nature. Rent-A-Center intends to fund the acquisition primarily with an increase in its senior credit facility.
The foregoing descriptions of the Merger and the Merger Agreement are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
In connection with the execution of the Merger Agreement, certain officers and directors of Rent-Way entered into a Voting Agreement (the “Voting Agreement”) with Rent-A-Center, pursuant to which such holders agreed to vote (and have delivered Rent-A-Center proxies with respect to) a number of shares equal to approximately 7% of the outstanding shares of Rent-Way common stock on the record date of any such vote or written consent in favor of the principal terms of the Merger and the Merger Agreement, at every meeting of the shareholders of Rent-Way at which such matters are considered. A copy of the form of voting agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the voting agreements is qualified in its entirety by reference to the full text of the form of voting agreement.
On August 8, 2006, Rent-A-Center and Rent-Way announced the execution of the Merger Agreement by joint press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
IMPORTANT INFORMATION
In connection with the proposed merger, Rent-Way intends to file a proxy statement and related materials concerning the transaction with the U.S. Securities and Exchange Commission, or SEC. THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND SHAREHOLDERS ARE URGED TO READ THEM CAREFULLY WHEN THEY BECOME AVAILABLE. When available, Rent-Way will mail the proxy statement and related materials to its shareholders. When filed with the SEC, the proxy statement and related materials will be available for free (along with any other document and reports filed by Rent Way with the SEC) at the SEC’s website, http://www.sec.gov, and at the Rent-Way’s website, http://www.rentway.com.
Participant Information
Rent-Way and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Rent-Way shareholders in connection with the proposed merger. Certain information regarding the participants and their interests in the solicitation is set forth in the proxy statement for Rent-Way’s 2006 annual meeting of shareholders filed with the SEC on January 31, 2006, and a Form 10-K filed by Rent-Way with the SEC on December 29, 2005, both of which are available free of charge from the SEC and Rent-Way at their web sites as indicated above. Information regarding the interests of these persons in the solicitation will be more specifically set forth in the proxy statement concerning the proposed merger that will be filed by Rent-Way with the SEC and which will be available free of charge from the SEC and from Rent-Way at their websites, as indicated above.
In addition, Rent-A-Center and its officers and directors may be deemed to have participated in the solicitation of proxies from Rent-Way’s shareholders in favor of the approval of the acquisition. Information concerning Rent-A-Center’s directors and executive officers is set forth in Rent-A-Center’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on March 31, 2006, and annual report on Form 10-K filed with the SEC on March 10, 2006. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Rent-A-Center’s Investors Relations Website at www.rentacenter.com.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit 2.1	Agreement and Plan of Merger by and among Rent-A-Center, Inc., Vision Acquisition Corp. and Rent-Way, Inc., dated August 7, 2006.

Exhibit 10.1	Form of Voting Agreement.

Exhibit 99.1	Press Release, dated August 8, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.
Date: August 8, 2006
	By:	/s/ Christopher A. Korst
		Name:	Christopher A. Korst
		Title:	Senior Vice President — General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger by and among Rent-A-Center, Inc., Vision Acquisition Corp. and Rent-Way, Inc., dated August 7, 2006.

10.1	Form of Voting Agreement.

99.1	Press Release, dated August 8, 2006.

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